PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration File No. 333-214415
Up to $2,000,000 of Shares of Common Stock

PEDEVCO Corp.

We have entered into an At Market Issuance Sales Agreement, or sales agreement, with National Securities Corporation, or NSC, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through NSC, acting as agent, having an aggregate offering price of up to $2,000,000.

Our common stock is listed on the NYSE MKT under the symbol “PED.” On December 16, 2016, the last reported sales price of our common stock was $0.12.

Sales of our common stock, if any, under this prospectus, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE MKT, the existing trading market for our common stock, or any other existing trading market for our common stock, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other sales method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) of the Securities Act. NSC will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between NSC and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to NSC for sales of common stock sold pursuant to the sales agreement is equal to 3.0% of the gross proceeds we receive from the sales of our common stock. In connection with the sale of the common stock on our behalf, NSC may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of NSC may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to NSC with respect to certain liabilities, including liabilities under the Securities Act.

The aggregate market value of our outstanding common stock held by non-affiliates, or public float, is approximately $4.9 million, based on approximately 49.85 million shares of outstanding common stock, of which approximately 8.74 million shares are held by affiliates, and a price of $0.12 per share, which was the closing price of our common stock on the NYSE MKT on December 16,  2016. We have sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. Please read the information contained in, and incorporated by reference under, the heading “Risk Factors” beginning on page S-9 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

The net proceeds from sales under this prospectus will be used as described under “Use of Proceeds.”

You should carefully read and consider the information under “Forward-Looking Statements” and “Risk Factors” beginning on pages S-8 and S-9 of this prospectus, respectively.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

 National Securities Corporation

The date of this prospectus is January 17, 2017

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Documents by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus— the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference into this prospectus and any free writing prospectus. We have not, and NSC has not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and NSC is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and this prospectus is a part, a future prospectus supplement, a free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision.

We and NSC take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and NSC is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of PEDEVCO Corp. appearing in this prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders.

 The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

All references to “we”, “our”, “us”, the “Company”, and “PEDEVCO” in this prospectus mean PEDEVCO Corp. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. “Securities Act” means the Securities Act of 1933, as amended; “Exchange Act” means the Securities Exchange Act of 1934, as amended; and “SEC” or the “Commission” means the United States Securities and Exchange Commission.

Please carefully read this prospectus, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”, on pages S-20 and S-21, respectively.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read this entire prospectus and documents incorporated by reference herein, and any other prospectus supplements or free writing prospectuses, especially the risks of investing in our common stock as discussed under “Risk Factors.” The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

We are an energy company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the Denver-Julesberg Basin (“D-J Basin”) in Colorado, which contains hydrocarbon bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, J-Sand, and D-Sand. As of September 30, 2016, we held approximately 11,556 net D-J Basin acres located in Weld County, Colorado through our wholly-owned operating subsidiary, Red Hawk Petroleum, LLC (“Red Hawk”), which asset we refer to as our “D-J Basin Asset.” As of September 30, 2016, we hold interests in 61 gross (17.4 net) wells in our D-J Basin Asset, of which 14 gross (12.5 net) wells are operated by Red Hawk and currently producing, 25 gross (4.9 net) wells are non-operated and 22 wells have an after-payout interest.

On December 29, 2015, the Company entered into an Agreement and Plan of Merger and Reorganization (as amended to date, the “GOM Merger Agreement”) with White Hawk Energy, LLC (“White Hawk”) and GOM Holdings, LLC (“GOM”), each a Delaware limited liability company. The GOM Merger Agreement provides for the Company’s acquisition of GOM through an exchange of (i) an aggregate of 1,551,552 shares of our restricted common stock and (ii) 698,448 restricted shares of our to-be-designated Series B Convertible Preferred Stock (which will be convertible into common stock on a 1,000:1 basis)(the “Consideration Shares”), for 100% of the limited liability company membership units of GOM (the “GOM Units”), with the GOM Units being received by White Hawk and GOM receiving the Consideration Shares from the Company (the “GOM Merger”). On February 29, 2016, the parties entered into an amendment to the GOM Merger Agreement, which amended the merger agreement in order to provide GOM additional time to meet certain closing conditions contemplated by the GOM Merger Agreement, and on April 25, 2016, the parties further amended the merger agreement to remove the deadline for closing the merger and agreed to work expeditiously in good faith toward closing. The Company and GOM continue to move forward with the merger, which the Company is working to close as soon as possible, subject to satisfaction of closing conditions including possible approval by applicable bankruptcy courts.

Below is the total production volumes and total revenue net to the Company for the three months ended September 30, 2016 and 2015 attributable to our D-J Basin Asset, including the calculated production volumes and revenue numbers for our D-J Basin Asset held indirectly through Condor Energy Technology, LLC (“Condor”), a joint venture owned 20% by the Company (which ownership interest the Company divested in February 2015), that would be net to our interest if reported on a consolidated basis and production realized from our recent D-J Basin Acquisition beginning February 23, 2015 (described in greater detail below in “D-J Basin Asset Acquisition”).

  September 30, 2016   September 30, 2015

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Oil volume (barrels (Bbl))	25,617	25,256
Gas volume (thousand cubic feet (Mcf))	51,896	112,239
Volume equivalent (barrel of oil equivalent (Boe)) (1)	34,266	43,963
Revenue (000’s)	$1,218	$1,318

*Represents percentage of voting power based on 49,849,297 shares of common stock and 66,625 shares of Series A Convertible Preferred Stock outstanding as of December 16, 2016, and excludes voting power to be acquired upon exercise of outstanding options or warrants or other convertible securities.

Oil and Gas Properties

We believe that the D-J Basin shale play represents among the most promising unconventional oil and natural gas plays in the U.S. We plan to continue to opportunistically seek additional acreage proximate to our currently held acreage. Our strategy is to be the operator, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan.  The majority of our capital expenditure budget for the next twelve months will be focused on the development of our D-J Basin Asset. Our development plan calls for the development of approximately $35.6 million in capital expenditures (of which $5.1 million has been deployed to acquire interests in 2.1 net short lateral wells already in 2016) in order to drill and complete, participate in the drilling and completion of, and/or acquire approximately 8.5 net wells in our D-J Basin Asset for the next twelve months. We plan to fund our operations and business plan by utilizing projected cash flow from operations, a $26 million debt facility we closed in May 2016, our cash on hand and proceeds from future potential debt and/or equity financings, which may include drilling partnerships. In addition, we may seek additional funding through asset sales, farm-out arrangements, lines of credit, or public or private debt or equity financings to fund additional 2016-2017 capital expenditures and/or repay or refinance a portion or all of our outstanding debt. If market conditions are not conducive to raising additional funds, the Company may choose to extend the drilling program and associated capital expenditures further into 2017.

Unless otherwise noted, the following table presents summary data for our leasehold acreage in our core D-J Basin Asset as of September 30, 2016 and our drilling capital budget with respect to this acreage from December 1, 2016 to December 31, 2017, of which $5.1 million has been deployed to acquire interests in 2.1 net short lateral wells. If commodity prices do not increase significantly, we may delay drilling activities. The ultimate amount of capital we will expend may fluctuate materially based on, among other things, market conditions, commodity prices, asset monetizations, the success of our drilling results as the year progresses, availability of capital and whether we consummate the GOM Merger. In the event the GOM Merger is consummated, the Company plans to expand this development plan to incorporate development of assets held by GOM, with the final schedule and budget anticipated to be disclosed by the Company once they are available.

				Drilling Capital Budget December 2016 - December 2017
Current Core Assets:	Net Acres	Acre Spacing	Potential Gross -Drilling Locations (1)	Net Wells (2)	Gross Costs per Well (3)	Capital Cost to the Company (2)(3)
D-J Basin Asset	11,556	80	147
Long lateral				6.4	$4,700,000	$30,080,000
Short lateral				2.1	$2,600,000	$5,557,510
Total Assets	11,556		147	8.5		$35,637,510

(1)
Potential gross drilling locations are conservatively calculated using 80 acre spacing, and not taking into account additional wells that could be drilled as a result of forced pooling in Niobrara, Colorado, where the D-J Basin Asset is located, which allows for forced pooling, and which may create more potential gross drilling locations than acre spacing alone would otherwise indicate.

(2)
The Company has deployed $5.1 million in capital to date in 2016 to acquire interests in 2.1 net short lateral wells, which are included in the “Net Wells” and “Capital Cost to the Company” figures.

(3)
Costs per well are gross costs while capital costs presented are net to our working interests.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information” beginning on page S-20.

Our Contact Information

Our principal office is located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506. Our phone number is (855) 733-3826. Our website address is www.pacificenergydevelopment.com. Information on our website or any other website is not, and will not be, a part of this prospectus and is not, and will not be, incorporated by reference into this prospectus.

THE OFFERING

Issuer:	PEDEVCO Corp.

Common stock offered hereby:
Shares of our common stock having an aggregate offering price of up to $2.0 million. In no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period.

Common stock to be outstanding after this offering:
Up to 16,666,667 shares, assuming sales at a price of $0.12 per share, which was the closing price of our common stock on the NYSE MKT on December 16, 2016. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:
“At the market offering” that may be made from time to time through our sales agent, National Securities Corporation. See the section captioned “Plan of Distribution” beginning on page 19 of this prospectus.

Use of proceeds:
We intend to use the net proceeds from this offering, if any, to fund development and for working capital and general corporate purposes, including general and administrative expenses. See the section captioned “Use of Proceeds” beginning on page S-13 of this prospectus.

Risk factors:
An investment in our common stock involves a significant degree of risk. You should read the “Risk Factors” section beginning on page S-9 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE MKT Symbol:	PED

Unless otherwise indicated, our common stock and other securities, and the other information based thereon, is as of December 16, 2016 and the number of shares of common stock outstanding after the offering, assumes the sale of 16,666,667 shares of common stock at an assumed offering price of $0.12 per share, the last reported sale price of our common stock on the NYSE MKT on December 16, 2016, and excludes as of such date:

●
4,308,890 shares of common stock that are issuable upon the exercise of outstanding options, with exercise prices ranging from $0.22 to $67.20 per share, with a weighted-average exercise price of $0.57 per share;

●
12,566,079 shares of common stock that are issuable upon the exercise of outstanding warrants to purchase capital stock, with exercise prices ranging from $1.25 to $2.34 per share, with a weighted-average exercise price of $0.80 per share;

●	66,625 shares of Series A Convertible Preferred Stock that have the right to convert into 66,625,000 shares of common stock; and

●	10,000,000 shares of common stock that are authorized for future awards under our employee equity incentive plans, of which 793,830 shares remain available for future awards.

Additionally, unless otherwise stated, all information in this prospectus:

●
assumes no exercise of outstanding options and warrants to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, and no conversion of our convertible preferred stock or other convertible securities; and

●	reflects all currency in United States dollars.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus, any free writing prospectus we may file, the documents or information incorporated by reference herein, other reports filed by us under the Securities Exchange Act and any other written or oral statement by or on our behalf contain forward-looking statements and information that are based on management’s beliefs, expectations and conclusions, drawn from certain assumptions and information currently available.

This prospectus, any free writing prospectus we may file, and the documents or information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements may include statements about our:

●	business strategy;
●	reserves;
●	technology;
●	cash flows and liquidity;
●	financial strategy, budget, projections and operating results;
●	oil and natural gas realized prices;
●	timing and amount of future production of oil and natural gas;
●	availability of oil field labor;
●	the amount, nature and timing of capital expenditures, including future exploration and development costs;
●	availability and terms of capital;
●	drilling of wells;
●	government regulation and taxation of the oil and natural gas industry;
●	marketing of oil and natural gas;
●	exploitation projects or property acquisitions;
●	costs of exploiting and developing our properties and conducting other operations;
●	general economic conditions;
●	competition in the oil and natural gas industry;
●	effectiveness of our risk management activities;
●	environmental liabilities;
●	counterparty credit risk;
●	developments in oil-producing and natural gas-producing countries;
●	future operating results;
●	planned combination transaction with GOM Holdings, LLC; and
●	estimated future reserves and the present value of such reserves.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate”, “estimate”, “hope”, “plan”, “believe”, “predict”, “envision”, “intend”, “continue”, “potential”, “should”, “confident”, “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus and any free writing prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of oil and natural gas, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

●
changes in production volumes and worldwide demand, including economic conditions that might impact demand;
●
volatility of commodity prices for oil and natural gas;
●
the impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement related to those laws and regulations, liabilities arising thereunder and the costs to comply with those laws and regulations;
●
changes in estimates of proved reserves;
●
inaccuracy of reserve estimates and expected production rates;
●
risks incidental to the production of oil and natural gas;
●
our future cash flows, liquidity and financial condition;
●
competition in the oil and gas industry;
●
availability and cost of capital;
●
impact of environmental events, governmental and other third-party responses to such events, and our ability to insure adequately against such events;
●
cost of pending or future litigation;
●
the effect that acquisitions we may pursue have on our capital expenditures;
●
purchase price or other adjustments relating to asset acquisitions or dispositions that may be unfavorable to us;
●
our ability to retain or attract senior management and key technical employees; and
●
success of strategic plans, expectations and objectives for our future operations.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, and all other information contained in this prospectus and incorporated by reference in this prospectus, and in any free writing prospectus, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act. For more information, see “Incorporation of Certain Documents by Reference” beginning on page S-21. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” beginning on page 8 of this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

 The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related To This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

 Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The shares of common stock offered under this prospectus may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

●	our actual or anticipated operating and financial performance and drilling locations, including reserve estimates;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

●	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements and filings with the SEC;

●	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

●	the limited amount of our freely tradable common stock available in the public marketplace;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors presented in this prospectus and the filings incorporated by reference herein and therein;

●	the recruitment or departure of key personnel;

●	commencement of, or involvement in, litigation;

●	the prices of oil and natural gas;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	changes in market valuations of companies similar to ours; and

●	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our common stock is listed on the NYSE MKT under the symbol “PED.” Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

An active liquid trading market for our common stock may not develop in the future.

Our common stock currently trades on the NYSE MKT, although our common stock’s trading volume is very low.  Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. However, our common stock may continue to have limited trading volume, and many investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

We do not presently intend to pay any cash dividends on our common stock or to repurchase any shares of our common stock. Any payment of future dividends will be at the discretion of the board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant. Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment, and there is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price paid by you.

We are subject to the Continued Listing Criteria of the NYSE MKT and our failure to satisfy these criteria may result in delisting of our common stock.

Our common stock is currently listed on the NYSE MKT. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE MKT may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE MKT inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE MKT’s listing requirements; if an issuer’s common stock sells at what the NYSE MKT considers a “low selling price” (generally trading below $0.20 per share for an extended period of time) and the issuer fails to correct this via a reverse split of shares after notification by the NYSE MKT (provided that issuers can also be delisted if any shares of the issuer trade below $0.06 per share); or if any other event occurs or any condition exists which makes continued listing on the NYSE MKT, in its opinion, inadvisable.

If the NYSE MKT delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted, it could come within the definition of “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

Due to the fact that our common stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our costs and expenses.

We are currently required to file annual and quarterly information and other reports with the Securities and Exchange Commission that are specified in Sections 13 and 15(d) of the Exchange Act. Additionally, due to the fact that our common stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require NYSE approval for such transactions and/or NYSE rules may require us to obtain shareholder approval for such transactions.

You will experience immediate dilution in the book value per share of the common stock you purchase.

The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 16,666,667 shares of our common stock are sold at a price of $0.12 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the NYSE MKT on December 16, 2016, for aggregate gross proceeds of $2.0 million, and excluding the deduction of commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.03 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2016 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” beginning on page S-18 below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share paid by any investors in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. Up to $100,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 (File No. 333-191869) that we filed with the Securities and Exchange Commission on October 23, 2013, and which was declared effective on November 5, 2013, and which we have filed an amendment to/replacement of. To date, an aggregate of $19,500,378 in securities have been sold by us under the Form S-3, leaving $80,499,622 in securities which will be eligible for sale in the public markets from time to time, when sold and issued by us, subject to the requirements of Form S-3, which limits us, until such time, if ever, as our public float exceeds $75 million, from selling securities in a public primary offering under Form S-3 with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates of the Company every twelve months. Additionally, if our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

USE OF PROCEEDS

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from this offering, if any, to fund development and working capital, and for general corporate purposes. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NYSE MKT under the ticker symbol “PED.” The following high and low per share sale prices of our common stock, reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
March 31, 2016	$0.32	$0.15
June 30, 2016	0.41	0.16
September 30, 2016	0.32	0.16
December 31, 2016 (through December 16, 2016)	0.20	0.10

March 31, 2015	$0.95	$0.31
June 30, 2015	0.78	0.42
September 30, 2015	0.48	0.22
December 31, 2015	0.31	0.10

March 31, 2014	$2.83	$1.84
June 30, 2014	2.44	1.65
September 30, 2014	2.24	1.41
December 31, 2014	1.72	0.38

As of December 16, 2016, we had 910 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DESCRIPTION OF CAPITAL STOCK

As of December 16, 2016, our authorized capital stock consists of 300 million shares, consisting of 200 million shares of common stock, par value $0.001 per share, and 100 million shares of preferred stock, par value $0.001 per share, of which 66,625 shares have been designated as “Series A Convertible Preferred Stock” (the “Series A preferred stock”). As of December 16, 2016, we had 49,849,297 shares of common stock issued and outstanding and 66,625 shares of Series A preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of our company, and after payment of creditors and preferred shareholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are, and all shares that we are selling in this offering, upon their issuance and sale, will be, fully paid, validly issued and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.

Preferred Stock

On February 23, 2015 (the “Original Issuance Date”), the Company issued all 66,625 shares of Series A preferred stock to Golden Globe Energy (US), LLC (“GGE”) in connection with an acquisition of certain assets, all of which shares remain issued and outstanding as of the date of this prospectus.

The 66,625 shares of Series A preferred stock issued to GGE (i) had a liquidation preference senior to all of the Company’s common stock equal to $400 per share (the “Liquidation Preference”) prior to the date the Shareholder Approval (defined below) was received, (ii) accrued an annual dividend equal to 10% of their Liquidation Preference, payable annually from the date of issuance (the “Dividend”) prior to the date the Shareholder Approval (defined below) was received, (iii) vote together with the common stock on all matters, with each share having one (1) vote, and (iv) since the date of the Shareholder Approval are convertible into common stock of the Company on a 1,000:1 basis. On October 7, 2015, the Company obtained shareholder approval of the issuance of the Company’s common stock upon conversion of the Series A preferred stock, and other related matters under applicable NYSE MKT rules and regulations (the “Shareholder Approval”). Upon our receipt of Stockholder Approval, (x) the Series A preferred stock automatically ceased accruing Dividends and all accrued and unpaid Dividends were automatically forfeited and forgiven in their entirety, (y) the liquidation preference of the Series A preferred stock was reduced to $0.001 per share from $400 per share, and (z) each share of Series A preferred stock became convertible into common stock on a 1,000:1 basis.

Notwithstanding the above, no conversion is allowed in the event the holder thereof would beneficially own more than 9.9% of the Company’s common stock or voting stock.

GGE, the sole holder of our Series A preferred stock, has the right pursuant to the certificate of designation designating the Series A preferred stock, upon notice to us, voting separately as a single class, to appoint designees to fill two (2) seats on our board of directors, one of which must be an independent director as defined by applicable rules and the exclusive right, voting the Series A preferred stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. The board of directors appointment rights continue until GGE no longer holds any of the 15,000 shares of Series A preferred stock designated as Tranche One Shares.

Under our amended and restated certificate of formation, our board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by our board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could make it more difficult for the acquisition of our company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have more than 100 of record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

●
the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

●
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●
a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

●
a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation, nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving our company, even if that event would be beneficial to our shareholders.

Anti-Takeover Provisions of Our Charter Documents

Our certificate of formation and bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

●
Special Meetings of Stockholders — Our bylaws provide that special meetings of the stockholders may only be called by our Chairman, our President, or upon written notice to our board of directors by our stockholders holding not less than 30% of our outstanding voting capital stock.

●	Amendment of Bylaws — Our bylaws may be amended by our board of directors alone.

●
Advance Notice Procedures — Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

●	No cumulative voting — Our certificate of formation and bylaws do not include a provision for cumulative voting in the election of directors.

●	Vacancies — Our bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

●
Preferred Stock — Our certificate of formation allows us to issue up to 100,000,000 shares of preferred stock, of which 66,625 shares have been designated as Series A preferred stock. The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

●
Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not personally liable to us or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying them against:

●	any breach of the director’s duty of loyalty to us or our shareholders;

●	acts or omissions not in good faith that constitute a breach of the director’s duty to us;

●	acts or omissions that involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director receives an improper benefit; or

●	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of our company under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Subchapter C of Title 1 of Chapter 8 of the Texas Business Organizations Code describes the terms and conditions under which a corporation is authorized to indemnify its directors, officers and other agents against judgments, penalties, fines, settlements and expenses that they may incur in connection with proceedings brought against them, or in which they are otherwise involved, as a result of their service as directors, officers or other agents of the corporation.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us. We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., located at 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the board of directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

DILUTION

If you invest in our common stock offered hereby, your ownership interest will be diluted to the extent of the difference between the offering price per share of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after the closing of this offering.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $2.0 million at an assumed offering price of $0.12 per share, the last reported sale price of our common stock on the NYSE MKT on December 16, 2016, and excluding the deduction of commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2016 would have been $6.0 million, or $0.09 per share of common stock. This represents an immediate increase in the net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.03 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share:	$0.12
Historical net tangible book value per share at September 30, 2016	$0.08
Increase per share attributable to investors purchasing shares in this offering:	$0.01
As adjusted net tangible book value per share as of September 30, 2016 after giving effect to this offering:	$0.09
Dilution per share to new investors purchasing shares in this offering:	$0.03

The foregoing table is based on 49,849,297 shares of our common stock outstanding as of September 30, 2016.

The table above assumes for illustrative purposes that an aggregate of 16,666,667 shares of our common stock are sold pursuant to this prospectus at a price of $0.12 per share, the last reported sale price of our common stock on the NYSE MKT on December 16, 2016, for aggregate gross proceeds of $2.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.05 per share in the price at which the shares are sold from the assumed offering price to $0.17 per share, assuming all of our common stock in the aggregate amount of $2.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.10 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.07 per share, excluding the deduction of commissions and estimated aggregate offering expenses payable by us. Any sales of our common stock pursuant to this prospectus at a price at or below $0.08 per share, assuming all of our common stock in the aggregate amount of $2.0 million is sold at that price and excluding the deductions of commissions and estimated aggregate offering expenses payable by us, would result in no dilution in net tangible book value per share after the offering to new investors in this offering because the Company’s net tangible book value per share is $0.08 per share, calculated as of September 30, 2016. This information is supplied for illustrative purposes only.

To the extent that any of our outstanding options or warrants are exercised, our convertible preferred stock is converted, we grant additional options under our stock option plans or grant additional warrants, we issue additional convertible securities, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, or sales agreement, with National Securities Corporation, or NSC, under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $2,000,000 from time to time through NSC acting as agent. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NYSE MKT, the existing trading market for our common stock, or any other existing trading market for our common stock, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other sales method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) of the Securities Act.

NSC will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and NSC. Each time we wish to issue and sell common stock under the sales agreement, we will notify NSC of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed NSC, unless NSC declines to accept the terms of such notice, NSC has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of NSC under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement between us and NSC is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and NSC may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay NSC a commission equal to 3.0% of the gross proceeds we receive from the sales of our common stock. We also agreed to reimburse NSC for legal expenses incurred by it up to $30,000 in the aggregate, payable in three (3) installments as follows: (i) $10,000 on the date of the sales agreement; (ii) $10,000 on the date that is thirty (30) days from the date of the sales agreement; and (iii) the balance due (not to exceed $10,000) on the date that is sixty (60) days from the date of the sales agreement, of which $20,000 has been paid as of the date hereof. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of the common stock on our behalf, NSC may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of NSC may, and will with respect to sales effected in an “at the market offering,” be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to NSC with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to NSC under the terms of the sales agreement, will be less than $50,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus, or (ii) termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement has been filed with the SEC as an exhibit to a Current Report on Form 8-K and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” beginning on S-20 below.

To the extent required by Regulation M under the Exchange Act, NSC will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

NSC may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

Certain legal matters in connection with this offering will be passed upon for NSC by Duane Morris LLP, Newark, New Jersey.

EXPERTS

GBH CPAs, PC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on GBH CPAs, PC’s reports, given on their authority as experts in accounting and auditing.

Certain of our oil and gas reserve estimates that are incorporated herein by reference were based upon a report prepared by South Texas Reservoir Alliance LLC, an independent professional engineering firm specializing in the technical evaluation of oil and gas assets and estimates of future net income. These estimates are included and incorporated by reference herein in reliance on the authority of such firm as an expert in such matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors,” “SEC Filings” page of our website at www.pacificenergydevelopment.com. Information on our website is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, or any sale of the securities.

This prospectus and any free writing prospectus, constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus and any free writing prospectus, do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Shares, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or this offering has been terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 29, 2016;
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Our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Shareholders, filed with the SEC on November 8, 2016;
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Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 19, 2016, August 11, 2016 and November 9, 2016, respectively;
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Our Current Reports on Forms 8-K (other than information furnished rather than filed) filed with the SEC on February 4, 2016, March 2, 2016, March 11, 2016, March 31, 2016, April 13, 2016, April 27, 2016, May 17, 2016, September 29, 2016, October 21, 2016, November 9, 2016, and December 30, 2016; and
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The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Phone: (855) 733-3826
Fax: (925) 494-3502

 All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.pacificenergydevelopment.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

 Up to $2,000,000 of Shares of Common Stock

PEDEVCO Corp.

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PROSPECTUS

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National Securities Corporation

January 17, 2017